UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2014

Cloud Peak Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

The information in Item 1.02 is incorporated in this Item 1.01 by reference.

Item 1.02                                           Termination of a Material Definitive Agreement

On August 19, 2014, Cloud Peak Energy Inc. (“CPE”) entered into an Acceleration and Release Agreement with Rio Tinto Energy America Inc. (“Rio Tinto”), wherein CPE agreed to pay $45 million to Rio Tinto to terminate the Tax Receivable Agreement (“TRA”) that was established at the time of CPE’s initial public offering in 2009 in connection with Rio Tinto’s sale of membership units of Cloud Peak Energy Resources LLC to CPE, effective upon Rio Tinto’s receipt of the termination payment discussed above.  Under the Acceleration and Release Agreement, this payment settles all future liabilities that would have been owed under the TRA and the parties have agreed to a mutual release of claims under the TRA.

The foregoing summary of the Acceleration and Release Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.02 by reference.

Cautionary Note Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations or beliefs as well as assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies and other factors. Forward-looking statements include the expected tax and other benefits of this agreement with Rio Tinto, and other statements regarding the expected benefits of this transaction and our plans, strategies, prospects and expectations concerning our business, industry, economic conditions, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including the impact of existing and future tax laws and regulations, our company’s future results and its ability, if any, to achieve the intended tax and other benefits of this transaction, and other factors. For a discussion of some of the additional factors that could adversely affect our future results or the anticipated benefits of this transaction, refer to the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this report, whether as a result of new information, future events or otherwise, except as required by law.

Item 7.01                                           Regulation FD Disclosure

On August 20, 2014, CPE issued a press release announcing the Acceleration and Release Agreement with Rio Tinto Energy America Inc., as described in Item 1.02 of this Form 8-K. The full text of the press release is furnished with this Report as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The information contained in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, notwithstanding any general incorporation by reference language in other CPE filings.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed or furnished herewith.

10.1                        Acceleration and Release Agreement, dated August 19, 2014, between Cloud Peak Energy Inc. and Rio Tinto Energy America Inc.

99.1                        Furnished press release of Cloud Peak Energy Inc., dated August 20, 2014, announcing the Acceleration and Release Agreement with Rio Tinto Energy America Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: August 20, 2014	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Acceleration and Release Agreement, dated August 19, 2014, between Cloud Peak Energy Inc. and Rio Tinto Energy America Inc.

99.1	Furnished press release of Cloud Peak Energy Inc., dated August 20, 2014, announcing the Acceleration and Release Agreement with Rio Tinto Energy America Inc.